                                                            EXHIBIT NO. 99.8(g)

                  MASTER 529 ADMINISTRATIVE SERVICES AGREEMENT

                            Effective August 1, 2002


                               EXHIBIT A, AS OF:

  February 27, 2007 (Termination of Class 529 Shares of MFS Strategic Growth Fund, MFS Emerging Growth Fund, MFS Research Fund, MFS Capital Opportunities
Fund, MFS Bond Fund, MFS Inflation Adjusted Bond Fund, MFS Strategic Value Fund
                      and MFS Government Securities Fund)

                                                                      EXHIBIT A
                                                                      ---------
                                                        As of February 27, 2007

FUNDS

Massachusetts Investors Trust

Massachusetts Investors Growth Stock Fund

MFS Series Trust I
    MFS Cash Reserve Fund
    MFS New Discovery Fund
    MFS Research International Fund
    MFS Value Fund

MFS Series Trust III
    MFS High Income Fund

MFS Series Trust IV
    MFS Mid Cap Growth Fund

MFS Series Trust V
    MFS International New Discovery Fund
    MFS Total Return Fund

MFS Series Trust IX
    MFS Limited Maturity Fund
    MFS Research Bond Fund

MFS Series Trust X
    MFS Aggressive Growth Asset Allocation Fund
    MFS Conservative Asset Allocation Fund
    MFS Growth Asset Allocation Fund
    MFS International Diversification Fund
    MFS Moderate Asset Allocation Fund

MFS Series Trust XI
    MFS Mid Cap Value Fund